Certain identified information has been omitted from this document because either (a) it is not material and would be competitively harmful if publicly disclosed or (b) it consists of personally identifiable information. The document has been marked with “[***]” to indicate where such omissions have been made.

Exhibit 10.01

Grant Contract for State-owned Construction Land Use Right in
Shanghai City (Category of R&D Headquarters and Industrial Projects)

This contract is made and entered into by:

Grantor:	China (Shanghai) Pilot Free Trade Zone Lin-gang Special Area Administration
Address:	No. 200 Shengang Avenue
Post Code:	201305
Tel.:	68283051
Fax:	68283000

Grantee:	ACM Research (Lingang), Inc.
Contact Person:	[***]
Capital Contribution Ratio:	100%
Registered Address:	Building C, No. 888 Huanhu West Second Road, Nanhui New Town, Lin-gang Special Area of China (Shanghai) Pilot Free Trade Zone
Mailing Address:	Building 4, No. 1690, Cailun Road
Post Code:	201203
Tel.:	[***]
Fax:	[***]
Opening Bank:	[***]
Account No.:	[***]

Chapter I     General Provisions

Article 1     According to the Property Law of the People’s Republic of China, the Contract Law of People’s Republic of China, the Land Administration Law of the People’s Republic of China, the Law of the People’s Republic of China on Urban Real Estate Administration, and other laws, relevant administrative regulations and land supply policies, the Parties hereto enter into this Contract under the principles of equality, voluntariness, good faith on a paid basis.

Article 2      The ownership of the land, of which the land use right is granted, (the “Granted Land”) shall belong to the People’s Republic of China (“PRC”). The Grantor shall grant the state-owned construction land (category of R&D headquarters and industrial projects) use right (the “Land Use Right”) according to the authorization by laws. All the underground resources and imbedded materials shall not fall within the scope of the granted state-owned construction land use right.

Article 3      The Grantee has the right to possess, utilize, benefit from and legally dispose of the state-owned construction land obtained according to the laws during the term of grant and shall be entitled to construct buildings, fixtures and facilities attached utilizing the land.

Chapter II     Delivery of the Granted Land and Payment of Grant Fees

Article 4     The registration number of the Granted Land hereunder is 201900502793469170. The total area of the land is FORTY TWO THOUSAND SEVEN HUNDRED AND EIGHTY-SIX POINT THREE square meters (42,786.3 square meters), of which the area of the Granted Land is FORTY-TWO THOUSAND SEVEN HUNDRED AND EIGHTY-SIX POINT THREE square meters (42,786.3 square meters).

The Granted Land under this Contract is located at Lot C02-05c of the Lingang Heavy Equipment Industrial Zone.

The horizontal boundaries of the Granted Land are East to the Lot C02-05b; West to the green belt of South XinYuan Road; South to the green belt of People’s Pond SuiTang River; North to the Lot C02-05a; the horizontal boundary map is attached hereto as Attachment 1.

The vertical boundaries of the Granted Land are from   \   meters above the land to   \   meters below the land with    \   meters’ height difference. The vertical boundary description is attached hereto as Attachment 2.

The spatial scope of the Granted Land refers to the closed space formed by the above-said boundary points posed by the vertical plane and the upper and lower elevation level.

Article 5      The usage of the Granted Land under this Contract is for scientific research and design land, industry land.

Article 6      The Grantor shall deliver the Granted Land to the Grantee within 45 working days after the execution of this Contract, that is, July 9th  2020. The Grantor shall keep the Granted Land as cleared land when delivery.

Article 7     Prior to the execution of this Contract, the Grantor shall be responsible for the investigation and inspection work of the quality of the geological environment of land and underground water hereunder. The relevant inspection report shall be confirmed by the environmental protection authorities which shall issue written confirmation as the attachment of this Contract.

Article 8      The usage term of the state-owned construction land hereunder is scientific research and design land: 50 years, industrial land: 50 years, to be calculated from the delivery date of the Granted Land stipulated in Article 6 of this Contract. If the original allocated (leased) state-owned construction land use right needs to be re-registered as being granted, the usage term shall be calculated from the execution date hereof.

Article 9     The grant fees of the state-owned construction land use right under this Contract (the “Grant Fees”) are RMB SIXTY-ONE MILLION SIX HUNDRED AND EIGHTY THOUSAND in words (RMB \61680000.00), i.e. RMB ONE THOUSAND FOUR HUNDRED AND FORTY-ONE POINT FIVE EIGHT in words (RMB 1441.58 in figures) per square meter.

Article 10    The deposit of the Granted Land under this Contract is in a sum equal to 20.00% of the Grant Fees. The deposit constitutes part of the Grant Fees. The Grantee shall pay the deposit as guarantee for the performance of this Contract to the Local Treasury within 5 working days after the execution of this Contract.

Article 11    The Grantee shall pay to the Grantor the remaining Grant Fees according to the following Item (1) of this Article:

(1)	The remaining Grant Fees of the state-owned construction land use right shall be paid in a lump sum within 30 working days after the execution of this Contract;

(2)	The remaining Grant Fees of the state-owned construction land use right shall be paid in \ installments according to the following dates and amounts.

Article 12    If the Grantee agrees to pay the Grant Fees according to Item (2) of Article 11 hereof, the installments shall be paid in accordance with the following dates and amounts:

First Installment: The amount shall be \% of the Grant Fees. The payment date shall be within \ working days after the execution of this Contract.

Second Installment: The amount shall be \% of the Grant Fees. The payment date shall be within\ working days after the execution of this Contract.

If the Grant Fees are paid in several installments, the overall Grant Fees shall be paid within 90 working days after the execution of this Contract, in which the First Installment shall be paid within 10 working days after the execution of this Contract in the amount no less than 50% of the overall Grant Fees (including deposit). When paying the Second and other Installments, the Grantee shall pay the accrued interests of outstanding fees to the Grantor according to the effective one-year loan market quoted interest rate promulgated by the National Interbank Lending Center authorized by the People’s Bank of China on the date of payment of the First Installment.

Article 13   To ensure the timely commencement and completion of construction as well as  production by the Grantee, the Grantee agrees to pay 20% of the Grant Fees as deposit for timely performance (or in the form of a Letter of Guarantee) to the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) within 5 working days after the execution of this Contract.

The deposit for timely performance is composed of three parts as follows: the deposit for timely commencement of construction accounts for 60% of the total deposit, timely completion of construction accounts for 20%, and timely commencement of production accounts for 20%.

If the Grantee is confirmed to have commenced the construction on time, the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) shall return the deposit for timely commencement of construction and its bank interests in full within 10 working days after the confirmation of commencement of construction, i.e. before Jan 19th 2021.

If the Grantee is confirmed to have completed the construction on time, the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) shall return the deposit for timely completion of construction and its bank interests in full within 10 working days after the confirmation of completion of construction, i.e. before Jan 19th 2023.

If the Grantee is confirmed to have begun production on time, the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) shall return the deposit for timely production and its bank loan interests in full within 10 working days after the confirmation of production, i.e. before Jan 19th 2024.

Article 14    Upon the full payment of the Grant Fees in accordance with this Contract, the Grantee shall apply for the registration of grant of the Land Use Right with this Contract, the proof of payment for Grant Fees and other relevant materials.

Chapter III  Development, Construction and Utilization of the Granted Land

Article 15   Any new building, fixture and facilities attached to them to be constructed by the Grantee within the Granted Land shall be subject to the planning requirements for  granted  land (see Attachment 3) provided by the municipal (county) planning administration authorities, among which:

In space above the ground, the nature of main buildings: category of R&D headquarters building; the nature pf auxiliary buildings:  \  ; the rate of capacity of buildings above the ground: scientific research and design land: 2.5; industrial land: 2.5; the area of buildings above the ground: 106,072.40 square meters with the limit of building height being 50 meters; the density of buildings above the ground: 46.88%; the rate of green lands: 17.17%.

In the underground space, the planned nature of the underground construction land: Industrial, R&D supporting garages and equipment houses; maximum horizontally-projected area of the underground buildings (fixtures):   \  ; the range of the depth:   \  ; the total area of underground: 42,786.3 square meters; the total underground construction land: 19,905.1 square meters; among which the area for business use is   \   square meters; for office use is   \   square meters; for parking use is 15,857.34 square meters; for industrial use is 4,047.76 square meters; for storage use is   \   square meters. If the underground space needs to be commercially developed during the construction stage while it is not agreed in this Contract, the Grantee shall sign a supplementary grant contract with the Grantor and pay the supplementary grant fees before getting the planning license of construction projects.

Other land use requirement(s):   \   .

Article 16   The Grantee shall utilize the Granted Land in compliance with the land use purpose and the rate of capacity stipulated under this Contract and shall not make any changes therein. The category of R&D headquarters and industrial projects under this Contract shall not be changed without approval.

Article 17    The Grantee agrees that, according to the planning design requirements set out by the planning authorities, the area for the purpose of compatible talent apartment, experts building, public service facilities within the Granted Land shall be no more than 10.00 % of the total area of the Granted Land, i.e. no more than 6,417.95 square meters, and the gross floor area shall be no more than 15,910.86 square meters. The Grantee shall not construct any building similar to villas on the Granted Land with a floor area per building being 150-500 square meters which is connected with any other building by one side wall or is not connected with any other building.

Article 18    The Grantee agrees to commence the construction project on the Granted Land within 6 months after delivery of the land (i.e before Jan 9th 2021), complete the construction within 30 months after the delivery (i.e. before Jan 9th 2023) and begin production within 42 months after the delivery (i.e before Jan 9th 2024). Special projects will be separately regulated by special provisions.

If the Grantee is unable to commence the construction as scheduled, the Grantee shall apply to the Grantor for extension of commencement 30 days in advance. If the extension is approved by the Grantor, the completion date of the project may be extended accordingly for a period of up to 3 months.

If the Grantee is unable to complete the construction as scheduled, the Grantee shall apply to the Grantor for the extension of completion 30 days in advance. Upon the Grantor’s approval, the extension shall not exceed 3 months.

Article 19   The Grantee agrees that the total investment of fixed assets on the Granted Land shall be no less than the approved or filed amount of RMB FOUR HUNDRED AND FIFTY MILLION (RMB 450 million), with investment per square meter no less than RMB TEN THOUSAND FIVE HUNDRED AND NINE (RMB 10,509.00). The total investment of fixed assets for the construction project on the Granted Land includes the construction of buildings, fixtures and facilities attached to them, investment of equipment, and Grant Fees, etc..

Article 20    The Grantee agrees that within 6 years after the land delivery (i.e. before July 9th 2026, the incomes of the construction project on the Granted Land for sales reaching target production will be no less than RMB [***] per year and the total taxes1 for reaching target production will be no less than RMB ONE HUNDRED AND FIFTY-SEVEN MILLION SIX HUNDRED AND  TWENTY THOUSAND (RMB 157.62 million) per year, with annual taxes per square meter no less than RMB THREE THOUSAND SIX HUNDRED AND EIGHTY FOUR (RMB 3,684).

Article 21   During the construction by the Grantee on the Granted Land under this Contract, the facilities of water and gas use and treatment of sewage, as well as the main lines outside of the Granted Land and the connection facilities of transformer stations shall be subject to relevant regulations.
1All the “taxes” in this file means all taxes paid by the company, including but not limited to value-added tax, corporate income tax, personal income tax, urban maintenance and construction tax, education surcharge, local education surcharge, stamp tax, vehicle and ship tax, etc.

The Grantee agrees that the government is entitled to construct underground railways, tunnels, comprehensive trenches, underground roads, civil defense projects, underground pipes or pipelines that may enter, pass or go through the Granted Land for public utilities. In any case that the function of the Granted Land is affected thereby, the government or the public utility construction entity shall provide the Grantee with reasonable indemnifications.

Article 22    The Grantor shall not take back the Land Use Right lawfully obtained and utilized by the Grantee in accordance with this Contract before the expiration of the land use term hereunder, unless otherwise agreed in this Contract. However, under special circumstances, if the Land Use Right needs to be taken back in advance for public interest, the Grantor shall apply for approval through legal procedures and shall provide the Grantee with indemnifications based on the residual value of the buildings, fixtures and facilities attached to them within the Granted Land and grant fees of the Land Use Right for the remaining land use term.

Article 23    Upon completion of the construction project on the Granted Land, the Grantee shall make an application to the land administration authorities executing this Contract for inspection and verification of the land use situation with respect to the construction project under this Contract and the performance of this Contract. A certificate for the acceptance of completion shall be issued by the land administration authorities if the project is inspected and verified as qualified for acceptance. Among which:

If the measured floor area for calculation of plot ratio exceeds the total amount agreed under this Contract, but within the scope of difference permitted by the planning approval, the completion shall be inspected and verified after the supplementary payment of grant fees for the exceeding area at the price of the Grant Fees agreed under this Contract.

If the measured gross floor area exceeds the scope of difference permitted by the planning approval, the completion shall  be inspected and  verified after  the lawful dispose  of the  exceeding area in accordance with the procedures of investigation and punishment against illegal construction. The supplementary payment of grant fees for the illegal area shall be made at the higher price between the price agreed in this Contract and the market price appraised at the time of supplementary payment for the entire exceeding area (including that within the scope of difference permitted by the planning approval) upon collective decision by the Grantor.

Article 24    The Grantee shall collect and submit the reconnaissance report of geotechnical engineering, perform the obligation of preventing geological disasters, and protect the land subsidence monitoring and prevention facilities and shallow geothermal energy monitoring facilities distributed within the Granted Land.

Article 25    The Grantee shall collect and organize the profiles of the completion of construction project on the Granted Land and submit them to the administration department of urban construction profiles at municipal or district (county) level in accordance with relevant regulations.

Chapter IV   Transfer, Lease and Mortgage of the Land Use Right

Article 26    The Land Use Right under this Contract shall not be transferred in its entirety or partly.

The buildings within the Granted Land shall not be transferred per building, per floor or per room.

The changes in the structure of land user’s capital contribution and in shareholding structure of the Target Company shall be subject to prior consent of the Grantor.

Article 27    The overall transfer of the land and buildings under this Contract shall be subject to provisions of the following Item (2) of this Article:

(1)	The application of transfer shall be made to the Grantor and the transfer shall be conducted upon consent of the Grantor and in accordance with relevant laws and regulations;

(2)	The Grantor or the park management authorities shall have the priority purchase right.

The overall transfer of land and buildings shall be conducted in the municipal unified market of land transactions.

Article 28    The Land Use Right under this Contract shall be mortgaged in its entirety when any mortgage is established thereon. The principle claims guaranteed by the mortgage shall be limited to the bank loan for the development and construction of the Granted Land and shall not exceed the overall Grant Fees agreed in this Contract.

The circumstances where the buildings under construction or the newly-constructed buildings together with land are mortgaged shall be regulated by the Measures for Real Estate Mortgage in the Shanghai Municipality.

Article 29    The realization of the mortgage on the Granted Land shall be subject to provisions of the following Item (2) of this Article:

(1)
The qualification of the collateral purchaser shall be comprehensively identified by the planning and land resource administration authorities, the industrial administration authorities and the park management authorities, and shall comply with the requirements of industrial orientation and park planning；

(2)	The Grantor or the park management authorities shall have priority purchase rights over the Land Use Right.

Chapter V     Expiration of Land Use Term

Article 30    Unless the Granted Land needs to be taken back for public interest, where the Grantee needs to continue to use the Granted Land after the term of land use hereof (“Land Use Term”) expires, the Grantee shall submit an application of extension to the Grantor no later than 1 year prior to the expiration of Land Use Term.

Prior to the application of extension, the Grantee shall submit an application to the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) for comprehensive assessment. If the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) confirms that the relevant standards have been satisfied, the Grantor shall approve the application of extension.

If the Grantor agrees to extend the Land Use Term, the Grantee shall complete procedures of land use including those with respect to grant or lease pursuant to the laws, re-sign the contract of grant, lease or other paid land use contracts and pay the land use fees such as the grant fees and rents.

Article 31    Upon expiration of the Land Use Term, if the application for extension is not approved due to failure to satisfy relevant standards after the comprehensive assessment or due to public interest, this Contract shall be terminated and the Grantor is entitled to take back the Land Use Right without consideration. The Grantee shall complete the deregistration process of the Land Use Right in accordance with relevant regulations and return the Certificate of State-owned Land Use Right.

The Grantor and the Grantee agree to dispose of the buildings, fixtures and facilities attached to them within the Granted Land according to Item (1) of this Article below:

(1)
The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back;

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration;

(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities on the land area, and restore the land to level ground.

Article 32   Upon expiration of the Land Use Term, if no application of extension has been made, this Contract shall be terminated. The Grantor shall take back the Land Use Right without consideration. The Grantee shall complete the deregistration process of the Land Use Right pursuant to relevant regulations and return the Certificate of State-owned Land Use Right.

The Grantor shall take back the buildings, fixtures and facilities attached to them within the Granted Land without consideration. The land user shall maintain the normal utility functions of the buildings, fixtures and facilities attached to them above the ground without any intended damage. If the buildings, fixtures and facilities attached to them above the ground lose any of their normal utility functions, the Grantor may require the land user to move or demolish such buildings, fixtures and facilities attached to them above the ground and to clear the land.

Chapter VI    Force Majeure

Article 33   Either Party to this Contract who is unable to fully or partially perform this Contract due to Force Majeure may be exempted from liability but shall, as conditions permit, adopt all necessary remedial measures to mitigate the losses caused by Force Majeure. Any Force Majeure occurs during the period of delayed performance by one Party shall not exempt such Party from liability.

Article 34    The Party encountering with Force Majeure shall notify the other Party in writing by letters, telegraphs or fax within 7 days and provide the other Party with the report and proof of its failure of or delay in performance of all or part of this Contract within 15 days after occurrence of Force Majeure.

Chapter VII   Liability for Breach of Contract

Article 35    The Grantee shall pay the Grant Fees as scheduled according to this Contract. If the Grantee fails to pay the Grant Fees on time, it shall pay 1.00‰ of the outstanding amount as liquidated damages on a daily basis starting from the date of delay. If the Grantee delays the payment for more than 60 days, and still fails to pay the Grant Fees after demanding notice by the Grantor, the Grantor is entitled to terminate this Contract. In such case, the Grantee shall have no right to request for refund of the deposit and meanwhile the Grantor may claim against the Grantee for losses.

Article 36    The Grantee shall pay the deposit for timely performance (or in the form of Letter of Guarantee) as scheduled in this Contract. If the Grantee fails to timely pay the deposit for timely performance in full  and still fails to pay the same upon demanding notice by the Grantor where the payment is overdue for more than 60 days, the Grantor is entitled to terminate this Contract. In such case, the Grantee shall have no right to request for refund of the deposit and meanwhile the Grantor may claim against the Grantee for losses.

Article 37    If the Grantee terminates the investment and construction of the project under this Contract due to its own reasons and submits to the Grantor to terminate this Contract and to take back the land no less than 30 days prior to the agreed commencement of construction date, such case shall be handled under the following provisions upon the Grantor’s approval: the Grantor shall refund the Grant Fees in full except for the deposit to the Grantee, take back the Land Use Right, and refund the deposit for timely performance and relevant bank interests in full  to the Grantee.

Article 38    The Grantee agrees to be subject to Item (1) of this Article with respect to the time management of commencement of project construction within the Granted Land under this Contract:

(1)
If the Grantee fails to commence the construction pursuant to the date agreed under this Contract or any extended commencement date approved by the Grantor, the Grantee shall pay 50% of the deposit for timely commencement of construction as liquidated damages; if the Grantee delays the commencement for more than 6 months, it shall pay the total deposit for timely commencement of construction as liquidated damages. If the delay is more than one year, the Grantor is entitled to terminate this Contract and take back the Land Use Right. In such case, the Grantor shall refund the Grant Fees for the remaining Land Use Term after deducting the deposit agreed under this Contract, and refund the deposits for timely completion of construction and timely commencement of production and their relevant bank interests in full to the Grantee.

(2)
If the Grantee fails to commence the construction pursuant to the date agreed under this Contract or any extended commencement date approved by the Grantor, the Grantee shall pay   \  ‰ of the total Grant Fees as liquidated damages for each day of delay and the Grantor is entitled to require the Grantee to continue to perform this Contract. If the Grantee delays the commencement of construction for more than one year, the Grantor is entitled to terminate this Contract, take back the Land Use Right. In such case, the Grantor shall refund the Grant Fees for the remaining Land Use Term after deducting the deposit agreed under this Contract to the Grantee.

Article 39    The Grantee agrees to be subject to Item (1) of this Article with respect to the time management of completion of project construction within the Granted Land under this Contract:

(1)
If the Grantee fails to complete the construction pursuant to the date agreed under this Contract or any extended completion date approved by the Grantor, the Grantee shall pay 50% of the deposit for timely completion of construction as liquidated damages; if the Grantee delays the completion for more than 6 months, it shall pay the total deposit for timely completion of construction as liquidated damages. If the delay is more than one year, the Grantor is entitled to terminate this Contract and take back the Land Use Right. In such case, the Grantor shall refund the Grant Fees for the remaining Land Use Term after deducting the deposit agreed under this Contract and refund the deposit for timely commencement of production and relevant bank interests in full  to the Grantee.

(2)
If the Grantee fails to complete the construction pursuant to the date agreed under this Contract or any extended completion date approved by the Grantor, the Grantee shall pay   \  ‰ of the total Grant Fees as liquidated damages for each day of delay. If the Grantee delays the completion of construction for more than one year, the Grantor is entitled to terminate this Contract, and take back the Land Use Right. In such case, the Grantor shall refund the Grant Fees for the remaining Land Use Term after deducting the deposit agreed under this Contract to the Grantee.

If the Grantee delays the completion of the project construction for more than one year, leading to the termination of this Contract by the Grantor, the Grantor and Grantee agree to dispose of the buildings, fixtures and auxiliary facilities within the Granted Land under this Contract according to Item (1) of this Article below:

(1)
The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back;

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration;

(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities on the land area, and restore the land to level ground.

Article 40   If the Grantee fails to commence production as agreed under this Contract, the Grantee shall pay the total deposit for timely commencement of production as liquidated damages. The China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) and the Grantee shall stipulate a new commencement of production date based on an extension of no longer than 6 months after the previously agreed commencement of production date, that is before July 19th 2024. If the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) determines that the Grantee fails to commence production pursuant to the extended commencement of production date, the Grantor is entitled to terminate this Contract, and take back the Land Use Right. In such case, the Grantor shall refund the Grant Fees for the remaining Land Use Term after deducting the deposit agreed under this Contract.

If the Grantee fails to commence production pursuant to the extended commencement of production date, leading to the termination of this Contract by the Grantor, the Grantor and Grantee agree to dispose of the buildings, fixtures and auxiliary facilities within the Granted Land under this Contract according to Item (1) of this Article below:

(1)
The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back;

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration;

(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities on the land area, and restore the land to level ground.

Article 41    After the commencement of production of the project under this Contract, if the total investment of fixed assets and the investment intensity upon confirmation of the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) fail to reach the standards agreed under this Contract, the Grantee shall continue to perform this Contract as well as pay the liquidated damages equal to the same proportion of the Grant Fees as the proportion of the actual shortfall amount of investment in the total agreed investment amount or the investment intensity.

Article 42   Within one month after the date of reaching target production under this Contract, the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) shall determine on the reaching of target production by the project.

If the total tax revenue of the project fails to reach but is no less than 80% of the standard agreed under this Contract, the Grantee shall pay 20% of the actual shortfall amount of the tax revenue as liquidated damages. The Grantee shall be deemed as having fulfilled this Article upon payment of the liquidated damages.

Article 43    If the Grantee submits to the Grantor to take back the Land Use Right after reaching target production due to the Grantee’s own reasons, such case shall be handled under the following provisions upon the Grantor’s approval: the Grantor shall terminate this Contract, take back the land use  right and refund the Grant Fees for the remaining Land Use Term to the Grantee. The Grantor and the Grantee agree to administer the buildings, fixtures and auxiliary facilities within the Granted Land under this Contract according to Item (1) of this Article below:

(1)
The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back;

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration;

(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities on the land area, and restore the land to level ground.

Article 44    If any of the building capacity rate , building density or other indicators in connection with the Granted Land hereunder is lower than the agreed minimum standards stipulated in this Contract, the Grantor may require the Grantee to continue to perform this Contract as well as pay the liquidated damages, equal to the same proportion of the Grant Fees as the proportion of the actual difference tothe agreed minimum standards. If any of the building capacity rate, building density or other indicators exceeds the agreed maximum standards under this Contract, the Grantor has the right to take back the exceeding area and may require the Grantee to pay liquidated damages equal to the same proportion of the Grant Fees as the proportion of the exceeding portion to the agreed maximum standards.

Article 45    If the occupation ratio, floor area or any other indicator of the compatible talent apartment, experts building, public service facilities and other facilities within the Granted Land exceeds the standards agreed under this Contract, the Grantee shall pay 5.00 ‰ of the total Grant Fees to the Grantor as liquidated damages, and demolish relevant construction facilities at its own cost.

Article 46    If the Grantee pays the Premium on schedule pursuant to this Contract, the Grantor must timely deliver the Granted Land to the Grantee according to this Contract. If the Grantor fails to deliver the land on time and delays the Grantee’s procession of the land, the Grantor shall pay 1.00 ‰ of the Grant Fees paid by the Grantee as the liquidated damages to the Grantee for each day of delay. In such case, the Land Use Term shall start to be calculated from the actual delivery date. If the Grantor delays the delivery of the land for more than 60 days, and still fails to deliver the land after demanding notice by the Grantee, the Grantee is entitled to terminate this Contract. In such case, the Grantor shall refund to the Grantee twice the amount of the deposit under this Contract and the remaining amount of any Grant Fee paid, while the Grantee may also claim against the Grantor for losses.

Article 47   If the Grantor fails to deliver the land, or delivers the land which fails to meet such conditions as agreed under this Contract, or unilaterally changes the usage conditions of the land, the Grantee is entitled to require the Grantor to perform the obligations according to the agreed conditions under this Contract and compensate the Grantee’s direct losses caused by the Grantor’s delay in performance. The Land Use Term shall start to be calculated from the date of fulfillment of the agreed land conditions under this Contract.

Article 48    If any of the following circumstances occur during the use of the land under this Contract by the Grantee, the Grantor is entitled to terminate this Contract, take back the Land Use Right, and shall refund the Grant Fees for the remaining Land Use Term to the Grantee:

(1)
In violation of Article 42 of this Contract, the total tax revenue of the project fails to reach 80% of the standard agreed under this Contract within 1 month after the agreed date of reaching target production, as determined by the China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities);

(2)
The China (Shanghai) Pilot Free Trade Zone Lin-Gang Special Area Administration (industrial administration authorities or park management authorities) determines that the industry product within the Granted Land fails to meet relevant standards upon a comprehensive assessment for every 5 years from the 3rd year after the agreed date of reaching target production;

(3)
The Grantee transfers or mortgages the land or changes the investment ratio structure of the land user or the project company’s shareholding structure in violation of PRC laws, regulations and Chapter IV of this Contract.

If the Grantee breaches this Article, leading to the termination of this Contract by the Grantor, the Grantor and Grantee agree to administer the buildings, fixtures and auxiliary facilities within the Granted Land under this Contract according to Item (1) of this Article below:

(1)
The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back;

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration;

(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities on the land area, and restore the land to level ground.

Article 49    If the Grantee violates the provisions of this Contract and changes the usage of the land without approval, and the violation is severe while the Grantee fails to correct such violation within specified time, the Grantor is entitled to terminate this Contract and take back the Land Use Right without consideration. The Grantor and Grantee agree to administer the buildings, fixtures and auxiliary facilities within the Granted Land  under this Contract according to Item (1) of this Article:

(1)
The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back;

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration;

(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities on the land area, and restore the land to level ground.

Article 50    If the use of land under this Contract causes serious environmental pollution upon confirmation of the Environmental Protection Administration, the Grantor is entitled to terminate this Contract, take back the Land Use Right and require the Grantee to pay all the costs for recovering the geological environment of the soil and underground water. The Grantor and Grantee agree to administer the buildings, fixtures and auxiliary facilities within the Granted Land under this Contract according to Item (1) of this Article:

(1)
The Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back;

(2)	The Grantor shall take back the buildings, fixtures and auxiliary facilities without consideration;

(3)	The Grantee shall remove or demolish the buildings, fixtures and auxiliary facilities on the land area, and restore the land to level ground.

Chapter VIII      Applicable Law and Disputes Resolution

Article 51    The formation, validity, interpretation, performance and dispute resolution of this Contract shall be governed by PRC laws and Shanghai municipal regulations and rules. Disputes arising out of the performance of this Contract shall be resolved through negotiation between Party A and Party B; if the dispute cannot be resolved through negotiation, it shall be resolved in accordance with Item (2) of this Article:

(1)	Applying for arbitration to \ ;

(2)	Filing a lawsuit to the People’s Court of PRC; or

(3)	Other methods (as separately agreed in special provisions).

Article 52    Special provisions:

1.	The planned usage of the Granted Land is industry land ≥ 60%; scientific research and design land ≤ 40% .

2.	The capacity area of the plot is 106,869.97 square meters.

3.
If the Grantee violates relevant provisions of the granting documents during the granting activities of the land under this Contract and the Grantor decides to cancel the qualification obtained by the Grantee, the Grantor is entitled to terminate this Contract, and take back the Land Use Right, in the case of which, the Grantor shall refund the Grant Fees for the remaining Land Use Term after deducting the deposit as agreed under this Contract. If the Grantee violates relevant provisions of the granting documents during the granting activities of the land under this Contract and the Grantor terminates this Contract, the Grantor and the Grantee agree that the Grantor shall take back the buildings, fixtures and auxiliary facilities on the land area and provide the Grantee with corresponding compensation according to the residual value of the buildings, fixtures and auxiliary facilities when they are taken back.

4.
This provision shall prevail over Article 17 of this Contract: the Grantee agrees that according to the land use planning conditions set out by the planning authorities, the floor area for the compatible with various scientific research and innovation service facilities within the Granted Land under this Contract shall not exceed 15% of the total Granted Land, i.e. no more than 15,910.86 square meters. the Grantee shall not construct any single building with floor area of 150-500 square meters, which is not connected with any other buildings or only connected with other building(s) by one side wall, similar to a villa, on the Granted Land.

5.
The Granted Land under this contract for the implementation of prefabricated buildings should meet the requirements of relevant policies and standards, the proportion of prefabricated building area is: 100%, the prefabricated rate of building units is not less than 40% or the assembly rate of single units is not less than 60%, with the construction and management to be subject to the following: the relevant urban documents such as the Notice on Further Clarifying the Implementation Scope of Assembled Buildings and Related Work Requirements (Shanghai Construction Materials (2019) No. 97).

6.
In the underground space, the total underground construction area is 19,905.1 square meters, of which the parking garage construction area is 15,857.34 square meters; the equipment room construction area is 3,950 square meters; and the switch station construction area is 97.76 square meters.

7.
The green building standards that should be met by the buildings in the Granted Land under this Contract are: the civil buildings in the land shall be built according to the standards for green building  of two stars or above (based on the “Green Design Standards for Public Buildings” DGJ08-2143-2014J12671 -2014).

Chapter IX    Miscellaneous

Article 53    The proposal for granting the Land Use Right under this Contract has been approved by the People’s Government of Shanghai. This Contract shall take into effect as of the execution date by both Parties.

Article 54    The Parties to this Contract guarantee the authenticity and effectiveness of the names, addresses, phone numbers, faxes, opening banks, agents and other contents filled in under this Contract. If either party fails to give written notice to the other party of any change of the aforesaid information within 15 days after such change, it shall assume the liability arising therefrom.

Article 55    This Contract and the attachments include 17 pages in total and the Chinese version shall prevail.

Article 56    Amounts, prices, areas and other items in this Contract shall be written both in words and in figures, in case of inconsistency, the ones in words shall prevail.

Article 57    Issues not included in this Contract may be negotiated by the Parties and any further agreement achieved therefrom may be attached to this Contract as attachments, with equal legal effect as this Contract.

Article 58    This Contract shall be executed in four originals with the same legal effect, and each of the Grantor and the Grantee shall hold two originals.

Grantor (seal): [***]	Grantee (seal): [***]
Legal Representative (Authorized Agent): [***]	Legal Representative (Authorized Agent): [***]
(Signature): [***]	(Signature): [***]

Attachment 1:

The Plane Boundary Map of the Granted Land

North

Proportional scale: 1: _____

Attachment 2

The Vertical Boundary Description of the Granted Land

Upper elevation level

Elevation stating point

h=       m

h=       m

Elevation system adopted:

Proportional scale: 1:

Attachment 3

Planning Conditions for the Granted Land Approved by the Planning Administration Department

Attachment 4

Content to be Included in the Remarks of Real Estate Title Certificate

1.	The Grantor ‘s approval is required when the Grantee transfers the land;

2.	The real estate property can only be mortgaged as a whole, and any partition mortgage is not allowed;

3.	Ratio of investment contribution: ACM Research (Lingang), Inc., 100%

Equity structure:

De facto controller:

To change any of the above remarks, the Grantor’s written consent is required.

Instruction on Adjustment of Grant Contract for State-owned Construction Land Use Right

The number included in the brackets in the first page of this Contract is the version number of contract, which should be 1.0 when the contract is signed for the first time, and 2.0 when any supplemental contract is signed, and by parity of reasoning for any further amendment of the contract.